EXHIBIT 99.1
FOR IMMEDIATE RELEASE
QUALCOMM Contact:
Bill Davidson
Vice President of Global Marketing and Investor Relations
1-(858) 658-4813 (ph) 1-(858) 651-9303 (fax)
e-mail: ir@qualcomm.com
QUALCOMM Announces Fourth Quarter and Fiscal 2006 Results
Fiscal 2006 Revenues $7.53 Billion, EPS $1.44
Pro Forma Fiscal 2006 Revenues $7.53 Billion, EPS $1.64
Record Fiscal Year Revenues, Net Income and Operating Cash Flows
SAN DIEGO – November 2, 2006 – QUALCOMM Incorporated (NASDAQ: QCOM) today announced results for the fourth fiscal quarter and fiscal 2006 year ended September 24, 2006.
Total QUALCOMM (GAAP) Results:
Total QUALCOMM results are reported in accordance with Generally Accepted Accounting Principles (GAAP).
     Fourth Quarter
•	Revenues: $2.00 billion, up 28 percent year-over-year and 2 percent sequentially.

•	Net income: $614 million, up 14 percent year-over-year and down 5 percent sequentially.

•	Diluted earnings per share: $0.36, up 13 percent year-over-year and down 3 percent sequentially.

•	Effective tax rate: 24 percent.

•	Estimated share-based compensation: $76 million, net of tax.

•	Operating cash flow: $952 million, up 1 percent year-over-year; 48 percent of revenue.

•	Return of capital to stockholders: $528 million, including $198 million, or $0.12 per share, of cash dividends and $330 million, net of related premiums received, to repurchase 7.6 million shares of our common stock.
     Fiscal 2006
•	Revenues: $7.53 billion, up 33 percent year-over-year.

•	Net income: $2.47 billion, up 15 percent year-over-year.

•	Diluted earnings per share: $1.44, up 14 percent year-over-year.

•	Effective tax rate: 22 percent.

•	Estimated share-based compensation: $320 million, net of tax.

•	Operating cash flow: $3.25 billion, up 21 percent year-over-year; 43 percent of revenue.

•	Return of capital to stockholders: $2.19 billion, including $698 million, or $0.42 per share, of cash dividends and $1.49 billion, net of related premiums received, to repurchase 34.0 million shares of our common stock.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 2 of 19
QUALCOMM Pro Forma Results:
Pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment, estimated share-based compensation, certain tax adjustments related to prior years and acquired in-process research and development (R&D) expense.
     Fourth Quarter
•	Revenues: $2.00 billion, up 28 percent year-over-year and 2 percent sequentially.

•	Net income: $705 million, up 30 percent year-over-year and down 3 percent sequentially.

•	Diluted earnings per share: $0.42, up 31 percent year-over-year and even sequentially; excludes $0.05 loss per share attributable to estimated share-based compensation and $0.01 loss per share attributable to certain tax adjustments related to prior years.

•	Effective tax rate: 27 percent.

•	Free cash flow: $907 million, up 8 percent year-over-year; 45 percent of revenue. (Defined as net cash from operating activities less capital expenditures).
     Fiscal 2006
•	Revenues: $7.53 billion, up 33 percent year-over-year.

•	Net income: $2.80 billion, up 42 percent year-over-year.

•	Diluted earnings per share: $1.64, up 41 percent year-over-year; excludes $0.02 loss per share related to the QSI segment, $0.19 loss per share attributable to estimated share-based compensation, $0.02 net earnings per share attributable to certain tax adjustments related to prior years and $0.01 loss per share related to acquired in-process R&D expense.

•	Effective tax rate: 26 percent.

•	Free cash flow: $3.18 billion, up 42 percent year-over-year; 42 percent of revenue.
Detailed reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results, and cash flows are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 3 of 19
“Our record performance in fiscal 2006 was a direct result of the focus and innovation delivered by the employees of QUALCOMM and the success of our partners,” said Dr. Paul E. Jacobs, chief executive officer of QUALCOMM. “We achieved record revenues, net income and operating cash flow. We shipped a record 207 million MSM™ chips in fiscal 2006 – up from 151 million in fiscal 2005. As of September 2006, there were approximately 402 million subscribers using third generation (3G) CDMA-based networks worldwide as compared to approximately 273 million at the same point in 2005.”
“3G networks with mobile broadband capability are now widely deployed across the globe, enhancing opportunities to gain new 3G subscribers and for the migration of existing second generation subscribers to 3G. Looking forward to fiscal 2007, our key priorities will be working with our existing chipset customers to improve their market share, winning new customers for our chipset and software solutions, and continuing to expand the base of 3G wireless networks.”
“The competition resulting from our business model has led to continual decreases in selling prices of handsets and significant technology advancements which enable further cost reduction and new revenue streams for our partners. Our Company has built the most valuable and widely licensed portfolio of intellectual property in the wireless industry, which we have consistently made available to all on fair and non-discriminatory terms. We will take the necessary actions to ensure that the technology advances embodied in our intellectual property portfolio are protected and that we are fairly compensated for their use. We will continue to fund an expensive but necessary battle to defend our business in the interest of our shareholders.”
Cash and Marketable Securities
QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $9.9 billion at the end of the fourth quarter of fiscal 2006, compared to $9.5 billion at the end of the prior quarter and $8.7 billion a year ago. On October 5, 2006, we announced a cash dividend of $0.12 per common share payable on January 4, 2007 to stockholders of record at the close of business on December 7, 2006.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 4 of 19
Estimated Share-Based Compensation
In the first quarter of fiscal 2006, we adopted the revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS 123R), which requires that share-based compensation be recorded in our financial statements. We implemented FAS 123R using the modified prospective method. Under this method, prior periods are not revised for comparative purposes. Estimated share-based compensation is included in operating expenses, however, it is not allocated to business segments or included in pro forma results because we do not consider it relevant when evaluating the operating performance of our business. Total QUALCOMM (GAAP) net income for the fourth quarter of fiscal 2006 included estimated share-based compensation of $76 million, net of tax, or $0.05 per share.
Research and Development

		Estimated Share-			Total
	QUALCOMM	Based	In-Process		QUALCOMM
($ in millions)	Pro Forma	Compensation	R&D Expense	QSI	(GAAP)
Fourth quarter fiscal 2006	$338	$56	$1	$16	$411
As a % of revenue	17%				21%
Fourth quarter fiscal 2005	$255	$—	$—	$16	$271
As a % of revenue	16%				17%
Year-over-year change ($)	33%				52%
Pro forma R&D expenses increased 33 percent year-over-year, primarily due to additional engineering resources for the development of integrated circuit products and other initiatives to support low-cost phones, multimedia applications, high-speed wireless Internet access and multi-mode, multi-band, multi-network products and technologies, including CDMA2000® 1X, 1xEV-DO, EV-DO Revision A, EV-DO Revision B, WCDMA (including GSM/GPRS/EDGE), HSDPA, HSUPA and OFDMA, and the development of our iMoD™ display products using MEMS technology.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 5 of 19
Selling, General and Administrative

		Estimated		Total
	QUALCOMM	Share-Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)
Fourth quarter fiscal 2006	$237	$62	$22	$321
As a % of revenue	12%			16%
Fourth quarter fiscal 2005	$168	$—	$10	$178
As a % of revenue	11%			11%
Year-over-year change ($)	41%		120%	80%
Pro forma selling, general and administrative (SG&A) expenses increased 41 percent year-over-year, largely attributable to increases in employee related expenses to support our growing worldwide customer base and professional fees related to legal activities. The year-over-year increase in QSI SG&A expenses is primarily related to MediaFLO™ USA.
Effective Income Tax Rate
Our fiscal 2006 effective income tax rates are 22 percent for total QUALCOMM (GAAP) and 26 percent for QUALCOMM pro forma, which are unchanged from our previous estimates.
QUALCOMM Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total QUALCOMM (GAAP) results for the fourth quarter of fiscal 2006 included break-even results for the QSI segment consistent with the fourth quarter of fiscal 2005. The fourth quarter of fiscal 2006 QSI results included $38 million in operating expenses, primarily related to MediaFLO USA, partially offset by $12 million in realized gains on investments. Results for the QSI segment in the fourth quarter of fiscal 2006 reflect tax benefits as a result of QSI’s loss before taxes and realized gains on investments that increased our forecasted utilization of capital loss carryforwards.
Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 6 of 19
income and expense items, such as realized investment gains or losses in QSI, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items. Estimated share-based compensation in future periods may vary materially from the business outlook as the methodology used to calculate this estimate is dependent on a variety of assumptions which are subject to market fluctuations and other factors.
The following table summarizes total QUALCOMM (GAAP) and QUALCOMM pro forma guidance for the first fiscal quarter and fiscal year 2007 based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results provided elsewhere herein. The table includes a footnote to size the risk, approximately $0.04 to $0.06 diluted earnings per share, of Nokia not paying royalties in the fourth quarter of fiscal 2007 for June quarter shipments. Nokia has publicly stated that they intend to continue to use our patents but not pay royalties after the expiration of their rights under those patents on April 9, 2007 should a new license agreement (or extension of the existing agreement) not be reached by that time. As a result, under generally accepted accounting principles, we will be unable to record royalty revenue attributable to Nokia’s sales until a court awards damages or agreement is reached. If we cannot conclude an extension or a new license agreement beyond April 9, 2007, Nokia’s rights to sell subscriber products under most of our patents will expire, as will our rights to sell integrated circuits under Nokia’s patents. We intend to pursue and obtain injunctions against Nokia’s sales as well as damages (which will include interest from the date of infringement) for Nokia’s unlicensed sales after April 9, 2007. We will continue to work with Nokia to see if we can reach agreement by April 9, 2007 on terms which we find acceptable but little progress has been made to date. If we are unable to reach agreement, we will aggressively pursue all our legal and business options and assume that Nokia will do likewise.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 7 of 19
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
FIRST FISCAL QUARTER

Current Guidance
	Q1’06		Q1’07
	Results		Estimates
QUALCOMM Pro Forma
Revenues	$1.74B		$1.98B-$2.08B
Year-over-year change			increase 14% - 19%
Diluted earnings per share (EPS)	$0.39		$0.42-$0.44
Year-over-year change			increase 8% - 13%
Total QUALCOMM (GAAP)
Revenues	$1.74B		$1.98B-$2.08B
Year-over-year change			increase 14% - 19%
Diluted earnings per share (EPS)	$0.36		$0.35-$0.37
Year-over-year change			decrease 3% - increase 3%
Diluted EPS attributable to QSI	($0.01)		($0.02)
Diluted EPS attributable to estimated share-based compensation	($0.05)		($0.05)
Diluted EPS attributable to tax items related to prior years	$0.03		n/a
Metrics
MSM Shipments	approx. 47M		approx. 55M - 58M
CDMA/WCDMA handset units shipped	approx. 52M	*	approx. 74M - 76M *
CDMA/WCDMA handset unit wholesale average selling price	approx. $215	*	approx. $209 *

*	Shipments in Sept. quarter, reported in Dec. quarter
FISCAL YEAR

		Current Guidance
	FY 2006	FY 2007
	Results	Estimates (1)
QUALCOMM Pro Forma
Revenues	$7.53B	$8.1B-$8.6B
Year-over-year change		increase 8% - 14%
Diluted earnings per share (EPS)	$1.64	$1.76-$1.81
Year-over-year change		increase 7% - 10%
Total QUALCOMM (GAAP)
Revenues	$7.53B	$8.1B-$8.6B
Year-over-year change		increase 8% - 14%
Diluted earnings per share (EPS)	$1.44	$1.45-$1.50
Year-over-year change		increase 1% - 4%
Diluted EPS attributable to in-process R&D	($0.01)	n/a
Diluted EPS attributable to QSI	($0.02)	($0.11)
Diluted EPS attributable to estimated share-based compensation	($0.19)	($0.20)
Diluted EPS attributable to tax items related to prior years	$0.02	n/a
Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price	approx. $215	approx. $205

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Handset Estimates

	Prior Guidance	Current Guidance	Current Guidance
	Calendar 2006	Calendar 2006	Calendar 2007
CDMA/WCDMA handset unit shipments	Estimates	Estimates	Estimates
March quarter actuals	approx. 66M	approx. 66M	not provided
June quarter	approx. 67M - 70M	approx. 70M	not provided
September quarter	not provided	approx. 74M - 76M	not provided
December quarter	not provided	not provided	not provided
Calendar year range	approx. 285M - 295M	approx. 290M - 298M	approx. 368M - 388M

	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 290M	approx. 294M	approx. 378M
CDMA units	approx. 190M	approx. 196M	approx. 203M
WCDMA units	approx. 100M	approx. 98M	approx. 175M

(1)	Current FY 2007 estimates do not reflect the potential adverse impact on our results, approximately $0.04 to $0.06 diluted earnings per share, of Nokia not paying royalties in the fourth quarter of fiscal 2007 for June quarter shipments. Further details are included in the introductory paragraph which precedes this Business Outlook table.

Sums may not equal totals due to rounding.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 8 of 19
Results of Business Segments (in millions, except per share data):
Fourth Quarter — Fiscal Year 2006

						Estimated Share-				Total
				Reconciling	QUALCOMM	Based		In-Process R&D		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Tax Items (3)	(4)	QSI (5)	(GAAP)
Revenues	$1,147	$705	$180	$(33)	$1,999	$—	$—	$—	$—	$1,999
Change from prior year	26%	42%	6%	N/M	28%	—	—	—	—	28%
Change from prior quarter	1%	3%	11%	N/M	2%	—	—	—	—	2%
EBT	$279	$635	$27	$20	$961	$(127)	$—	$(1)	$(23)	$810
Change from prior year	5%	41%	29%	N/M	18%	N/M	N/M	N/M	N/M	3%
Change from prior quarter	(8%)	3%	42%	N/M	(2%)	N/M	N/M	N/M	N/M	(2%)
Net income (loss)					$705	$(76)	$(16)	$(1)	$2	$614
Change from prior year					30%	N/M	N/M	N/M	N/M	14%
Change from prior quarter					(3%)	N/M	N/M	N/M	N/M	(5%)
Diluted EPS					$0.42	$(0.05)	$(0.01)	$—	$—	$0.36
Change from prior year					31%	N/M	N/M	N/M	N/M	13%
Change from prior quarter					0%	N/M	N/M	N/M	N/M	(3%)
Diluted shares used					1,693	1,693	1,693	1,693	1,693	1,693
Third Quarter — Fiscal Year 2006

						Estimated Share-		Total
				Reconciling	QUALCOMM Pro	Based		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	QSI (5)	(GAAP)
Revenues	$1,133	$683	$162	$(27)	$1,951	$—	$—	$1,951
EBT	303	619	19	35	976	(126)	(26)	824
Net income (loss)					726	(83)	—	643
Diluted EPS					$0.42	$(0.05)	$—	$0.37
Diluted shares used					1,728	1,728	1,728	1,728
Fourth Quarter — Fiscal Year 2005

							Total
				Reconciling	QUALCOMM Pro		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	QSI (5)	(GAAP)
Revenues	$912	$497	$170	$(19)	$1,560	$—	$1,560
EBT	266	451	21	75	813	(27)	786
Net income (loss)					543	(5)	538
Diluted EPS					$0.32	$—	$0.32
Diluted shares used					1,686	1,686	1,686
First Quarter — Fiscal Year 2006

						Estimated Share-	Tax		Total
				Reconciling	QUALCOMM Pro	Based	Items		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	(6)	QSI (5)	(GAAP)
Revenues	$1,033	$564	$166	$(22)	$1,741	$—	$—	$—	$1,741
EBT	300	517	17	72	906	(122)	—	(48)	736
Net income (loss)					667	(82)	56	(21)	620
Diluted EPS					$0.39	$(0.05)	$0.03	$(0.01)	$0.36
Diluted shares used					1,702	1,702	1,702	1,702	1,702
Twelve Months — Fiscal Year 2006

						Estimated Share-				Total
				Reconciling	QUALCOMM Pro	Based	Tax Items (3)	In-Process R&D		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	(6)	(4)	QSI	(GAAP)
Revenues	$4,332	$2,631	$670	$(107)	$7,526	$—	$—	$—	$—	$7,526
Change from prior year	32%	43%	4%	N/M	33%	—	—	—	—	33%
EBT	$1,134	$2,397	$80	$195	$3,806	$(495)	$—	$(22)	$(133)	$3,156
Change from prior year	33%	44%	40%	N/M	36%	N/M	—	—	N/M	12%
Net income (loss)					$2,804	$(320)	$40	$(22)	$(32)	$2,470
Change from prior year					42%	N/M	N/M	N/M	N/M	15%
Diluted EPS					$1.64	$(0.19)	$0.02	$(0.01)	$(0.02)	$1.44
Change from prior year					41%	N/M	N/M	N/M	N/M	14%
Diluted shares used					1,711	1,711	1,711	1,711	1,711	1,711
Twelve Months — Fiscal Year 2005

								Total
				Reconciling	QUALCOMM Pro	Tax Items		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(7)(8)	QSI	(GAAP)
Revenues	$3,290	$1,839	$644	$(100)	$5,673	$—	$—	$5,673
EBT	852	1,663	57	227	2,799	—	10	2,809
Net income					1,970	71	102	2,143
Diluted EPS					$1.16	$0.04	$0.06	$1.26
Diluted shares used					1,694	1,694	1,694	1,694

(1)	Reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses, charges that are not allocated to the segments for management reporting purposes, unallocated net investment income, nonreportable segment results, interest expense and the elimination of intercompany profit.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 9 of 19

(2)	During the first quarter of fiscal 2006, the Company adopted the fair value recognition provisions of FAS 123R using a modified prospective application. Under this method, prior periods are not revised for comparative purposes. Share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to our segments as these estimated costs are not considered relevant by management in evaluating segment performance.

(3)	During the fourth quarter of fiscal 2006, the Company refined its estimate of R&D costs allocable to the Company’s foreign operations to reflect our actual results and updated forecast of future benefits to the parties under an intercompany cost sharing agreement. Due to this adjustment, the effective tax rate in the fourth quarter of fiscal 2006 for total QUALCOMM (GAAP) includes $33 million of tax expense, or $0.02 per diluted share, related to fiscal 2004. In addition, the Company recorded a $17 million tax benefit, or $0.01 diluted earnings per share, related to the impact of prior year tax audits completed during the fourth quarter of fiscal 2006. For fiscal 2006 pro forma presentation, results have been adjusted to exclude these tax adjustments related to prior years.

(4)	During fiscal 2006, the Company recorded $22 million of expenses related to acquired in-process R&D associated with three acquisitions completed during the year. $21 million of this expense was recorded in the second quarter of fiscal 2006 and $1 million was recorded in the fourth quarter of fiscal 2006. For fiscal 2006 pro forma presentation, results have been adjusted to exclude these expenses as they are unrelated to the Company’s ongoing core operating businesses and are also not allocated to our segments as these costs are not considered relevant by management in evaluating segment performance.

(5)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provision related to estimated share-based compensation from the tax provision for total QUALCOMM (GAAP).

(6)	During the first quarter of fiscal 2006, the Company recorded a $56 million tax benefit, or $0.03 diluted earnings per share, related to the expected impact of prior year tax audits completed during the quarter. For fiscal 2006 pro forma presentation, results have been adjusted to exclude this tax adjustment attributable to prior years.

(7)	During the second quarter of fiscal 2005, the Company decreased its estimate of R&D costs allocable to the Company’s foreign operations under an intercompany cost sharing agreement. Due to this change in estimate, the effective tax rate in the second quarter for total QUALCOMM (GAAP) included a $55 million benefit, or $0.03 diluted earnings per share, related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude this tax adjustment attributable to fiscal 2004.

(8)	During the third quarter of fiscal 2005, the Company made an election to compute its California tax on the basis of its U.S. operations only, which resulted in a $38 million tax benefit. Our effective tax rate in the third quarter of fiscal 2005 for total QUALCOMM (GAAP) includes a $16 million tax benefit, or $0.01 diluted earnings per share, for this California tax election related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax adjustment attributable to fiscal 2004.

N/M – Not Meaningful

Sums may not equal totals due to rounding.
Conference Call
QUALCOMM’s fourth quarter fiscal 2006 earnings conference call will be broadcast live on November 2, 2006 beginning at 1:45 p.m. Pacific Standard Time (PST) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on November 2, 2006 beginning at approximately 5:30 p.m. (PST) through November 16, 2006 at 9:00 p.m. (PST). To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 7440137. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 10 of 19
Editor’s Note: If you would like to view the web slides that accompany this earnings release and conference call, please view the QUALCOMM investor relations website at http://investor.qualcomm.com/results.cfm .
QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2006 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QUALCOMM CDMA Technologies, QUALCOMM Technology Licensing and QUALCOMM Wireless & Internet segments, and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow.
Pro forma information used by management excludes the QUALCOMM Strategic Initiatives (QSI) segment, estimated share-based compensation, certain tax adjustments related to prior years and acquired in-process R&D expense. The QSI segment is excluded because the Company expects to exit its strategic investments at various times and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s operational performance as it is affected by factors that are subject to change on each grant date including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is not an expense that requires or

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 11 of 19
will require cash payment by the Company. Certain tax adjustments related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D expense in fiscal 2006 is excluded because such expense is incurred infrequently and is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by eliminating the episodic impact of strategic investments in QSI and items such as acquired in-process R&D, as well as the inherent, non-operational volatility of share-based compensation. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
The Company’s management uses pro forma cash flow information including marketable securities to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available on short notice to fund operations, acquisitions, strategic initiatives, stock repurchases and dividends even though these marketable securities do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows.” The GAAP statements of cash flows present the purchases and sales of marketable securities as inflows and outflows. For internal analysis of the Company’s cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. The Company believes that this non-GAAP presentation is a helpful and practical measure of the Company’s liquidity.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to value the Company and to compare its operating performance with other companies in the industry.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 12 of 19
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and total QUALCOMM (GAAP) cash flow and QUALCOMM pro forma changes in cash, cash equivalents and marketable securities are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA-based networks and CDMA-based technology, including CDMA2000 1X, 1xEV-DO, WCDMA and HSDPA both domestically and internationally; our dependence on major customers and licensees; fluctuations in the demand for CDMA-based products, services or applications; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; developments in current and future litigation; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
© 2006 QUALCOMM Incorporated. All rights reserved. QUALCOMM is a registered trademark of QUALCOMM Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 13 of 19
QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 24, 2006
			Estimated					Total
	QUALCOMM		Share-Based			In-Process		QUALCOMM
	Pro Forma		Compensation		Tax Items	R&D	QSI	(GAAP)
Revenues:
Equipment and services	$1,264		$—		$—	$—	$—	$1,264
Licensing and royalty fees	735		—		—	—	—	735

Total revenues	1,999		—		—	—	—	1,999

Operating expenses:
Cost of equipment and services revenues	577		9		—	—	—	586
Research and development	338		56		—	1	16	411
Selling, general and administrative	237		62		—	—	22	321

Total operating expenses	1,152		127		—	1	38	1,318

Operating income (loss)	847		(127)		—	(1)	(38)	681

Investment income, net	114	(a)	—		—	—	15 (b)	129

Income (loss) before income taxes	961		(127)		—	(1)	(23)	810
Income tax (expense) benefit	(256	)(c)	51		(16)	—	25 (d)	(196	)(c)

Net income (loss)	$705		$(76)		$(16)	$(1)	$2	$614

Earnings (loss) per common share:
Diluted	$0.42		$(0.05)		$(0.01)	$(0.00)	$0.00	$0.36

Shares used in per share calculations:
Diluted	1,693		1,693		1,693	1,693	1,693	1,693

Supplemental Financial Data:
Operating Cash Flow	$1,007		$(27	)(f)	$—	$—	$(28)	$952
Operating Cash Flow as a % of Revenue	50%							48%
Free Cash Flow (e)	$907		$(27	)(f)	$—	$—	$(57)	$823
Free Cash Flow as a % of Revenue	45%							41%

(a)	Includes $100 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $30 million in net realized gains on investments, partially offset by $11 million in losses on derivative instruments, primarily related to the increase in the fair value of the put option liabilities related to our share repurchase program, $3 million in other-than-temporary losses on investments and $2 million in interest expense.

(b)	Includes $12 million in net realized gains on investments, $2 million in interest and dividend income and $1 million in equity in income of investees.

(c)	The fourth quarter of fiscal 2006 tax rates are approximately 24% for total QUALCOMM (GAAP) and approximately 27% for QUALCOMM pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma and the tax provision related to estimated share-based compensation from the tax provision for total QUALCOMM (GAAP).

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the three months ended September 24, 2006, included herein.

(f)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 14 of 19
QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Twelve Months Ended September 24, 2006
			Estimated				Total
	QUALCOMM		Share-Based		In-Process		QUALCOMM
	Pro Forma		Compensation	Tax Items	R&D	QSI	(GAAP)
Revenues:
Equipment and services	$4,776		$—	$—	$—	$—	$4,776
Licensing and royalty fees	2,750		—	—	—	—	2,750

Total revenues	7,526		—	—	—	—	7,526

Operating expenses:
Cost of equipment and services revenues	2,141		41	—	—	—	2,182
Research and development	1,236		216	—	22	64	1,538
Selling, general and administrative	808		238	—	—	70	1,116

Total operating expenses	4,185		495	—	22	134	4,836

Operating income (loss)	3,341		(495)	—	(22)	(134)	2,690

Investment income, net	465	(a)	—	—	—	1 (b)	466

Income (loss) before income taxes	3,806		(495)	—	(22)	(133)	3,156
Income tax (expense) benefit	(1,002	)(c)	175	40	—	101 (d)	(686	)(c)

Net income (loss)	$2,804		$(320)	$40	$(22)	$(32)	$2,470

Earnings (loss) per common share:
Diluted	$1.64		$(0.19)	$0.02	$(0.01)	$(0.02)	$1.44

Shares used in per share calculations:
Diluted	1,711		1,711	1,711	1,711	1,711	1,711

Supplemental Financial Data:
Operating Cash Flow	$3,746		$(403) (f)	$—	$—	$(90)	$3,253
Operating Cash Flow as a % of Revenue	50%						43%
Free Cash Flow (e)	$3,180		$(403) (f)	$—	$—	$(209)	$2,568
Free Cash Flow as a % of Revenue	42%						34%

(a)	Includes $410 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $106 million in net realized gains on investments, partially offset by $29 million in losses on derivative instruments, primarily related to the increase in the fair values of the put option liabilities related to our share repurchase program, $20 million in other-than-temporary losses on investments and $2 million of interest expense.

(b)	Includes $30 million in net realized gains on investments and $6 million in interest and dividend income, partially offset by $29 million in equity in losses of investees, $4 million in other-than-temporary losses on investments and $2 million of interest expense.

(c)	The annual effective tax rate for fiscal 2006 for total QUALCOMM (GAAP) is approximately 22% and QUALCOMM pro forma is approximately 26%.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. The fiscal 2006 QSI tax provision includes tax benefits as a result of QSI’s loss before taxes and realized gains on investments that increased our forecasted utilization of capital loss carryforwards.

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the twelve months ended September 24, 2006, included herein.

(f)	Tax benefits from stock options exercised during the period.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 15 of 19
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended September 24, 2006
		Estimated			In-		Total
	QUALCOMM	Share-Based		Tax	Process		QUALCOMM
	Pro Forma	Compensation		Items	R&D	QSI	(GAAP)

Earnings (loss) before taxes, depreciation, amortization and other adjustments (1)	$1,019	$(27)		$—	$—	$(34)	$958
Working capital changes and taxes paid (2)	(12)	—		—	—	6	(6)

Net cash provided (used) by operating activities	1,007	(27)		—	—	(28)	952

Capital expenditures	(100)	—		—	—	(29)	(129)

Free cash flow (Net cash provided by operating activities less capital expenditures)	907	(27)		—	—	(57)	823
Net additional share capital	69	—		—	—	—	69
Repurchase and retirement of common stock	(335)	—		—	—	—	(335)
Tax benefits from stock options exercised during the period	—	27		—	—	—	27
Dividends paid	(198)	—		—	—	—	(198)
Other investments and acquisitions, net of cash acquired	(13)	—		—	—	(4)	(17)
Other items, net	(8)	—		—	—	1	(7)
Changes in fair value and other changes to marketable securities	164	—		—	—	6	170
Marketable securities pending settlement	(61)	—		—	—	—	(61)
Transfer from QSI (3)	13	—		—	—	(13)	—
Transfer to QSI (4)	(61)	—		—	—	61	—

Net increase (decrease) in cash, cash equivalents and marketable securities (5)	$477	$—		$—	$—	$(6)	$471

(1) Reconciliation to GAAP:
Net income (loss)	$705	$(76)		$(16)	$(1)	$2	$614
Share-based compensation, net of tax benefit	—	76		—	—	—	76
Other adjustments (a)	286	(27	)(b)	16	1	(24)	252
Net realized gains on marketable securities and other investments	(30)	—		—	—	(12)	(42)
Net taxes paid	58	—		—	—	—	58

Earnings (loss) before taxes, depreciation, amortization and other adjustments	$1,019	$(27)		$—	$—	$(34)	$958

(2) Reconciliation to GAAP:
Increase in cash resulting from changes in working capital	$46	$—		$—	$—	$6	$52
Net taxes paid	(58)	—		—	—	—	(58)

Working capital changes and taxes paid	$(12)	$—		$—	$—	$6	$(6)

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net increase in cash and cash equivalents (GAAP)	$452	$—		$—	$—	$—	$452
Net sales and maturities of marketable securities	(78)	—		—	—	(12)	(90)
Net increase in fair value and other changes to marketable securities	164	—		—	—	6	170
Net decrease in marketable securities pending settlement	(61)	—		—	—	—	(61)

Net increase (decrease) in cash, cash equivalents and marketable securities	$477	$—		$—	$—	$(6)	$471

(a)	See detail below.

(b)	Tax benefits from stock options exercised during the period.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 16 of 19
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended September 24, 2006
		Estimated			In-		Total
	QUALCOMM	Share-Based		Tax	Process		QUALCOMM
	Pro Forma	Compensation		Items	R&D	QSI	(GAAP)
Earnings (loss) before taxes, depreciation, amortization and other adjustments (1)	$3,961	$(403)		$—	$—	$(120)	$3,438
Working capital changes and taxes paid (2)	(215)	—		—	—	30	(185)

Net cash provided (used) by operating activities	3,746	(403)		—	—	(90)	3,253

Capital expenditures	(566)	—		—	—	(119)	(685)

Free cash flow (Net cash provided by operating activities less capital expenditures)	3,180	(403)		—	—	(209)	2,568

Net additional share capital	692	—		—	—	—	692
Repurchase and retirement of common stock	(1,500)	—		—	—	—	(1,500)
Tax benefits from stock options exercised during the period	—	403		—	—	—	403
Proceeds from put options	11	—		—	—	—	11
Dividends paid	(698)	—		—	—	—	(698)
Other investments and acquisitions, net of cash acquired	(389)	—		—	—	(18)	(407)
Other items, net	(8)	—		—	—	10	2
Changes in fair value and other changes to marketable securities	175	—		—	—	54	229
Marketable securities pending settlement	(32)	—		—	—		(32)
Transfer from QSI (3)	54	—		—	—	(54)	—
Transfer to QSI (4)	(231)	—		—	—	231	—

Net increase in cash, cash equivalents and marketable securities (5)	$1,254	$—		$—	$—	$14	$1,268

(1) Reconciliation to GAAP:
Net income (loss)	$2,804	$(320)		$40	$(22)	$(32)	$2,470
Share-based compensation, net of tax benefit	—	320		—	—	—	320
Other adjustments (a)	1,091	(403	)(b)	(40)	22	(58)	612
Net realized gains on marketable securities and other investments	(106)	—		—	—	(30)	(136)
Net taxes paid	172	—		—	—	—	172

Earnings (loss) before taxes, depreciation, amortization and other adjustments	$3,961	$(403)		$—	$—	$(120)	$3,438

(2) Reconciliation to GAAP:
(Decrease) increase in cash resulting from changes in working capital	$(43)	$—		$—	$—	$30	$(13)
Net taxes paid	(172)	—		—	—	—	(172)

Working capital changes and taxes paid	$(215)	$—		$—	$—	$30	$(185)

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net decrease in cash and cash equivalents (GAAP)	$(463)	$—		$—	$—	$—	$(463)
Net purchases and maturities of marketable securities	1,574	—		—	—	(40)	1,534
Net increase in fair value and other changes to marketable securities	175	—		—	—	54	229
Net decrease in marketable securities pending settlement	(32)	—		—	—	—	(32)

Net increase in cash, cash equivalents and marketable securities	$1,254	$—		$—	$—	$14	$1,268

(a)	See detail below.

(b)	Tax benefits from stock options exercised during the period.

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 17 of 19
QUALCOMM Incorporated
SUPPLEMENTAL DETAIL TO THE
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
(In millions)
(Unaudited)

			Three Months Ended September 24, 2006
				Estimated				Total
			QUALCOMM	Share-Based	Tax	In-Process		QUALCOMM
			Pro Forma	Compensation	Items	R&D	QSI	(GAAP)
(a	)	Other adjustments are comprised of:
		Depreciation and amortization	$79	$—	$—	$—	$3	$82
		Losses on derivative instruments	11	—	—	—	—	11
		Other-than-temporary losses on marketable securities and other investments	3	—	—	—	—	3
		Equity in earnings of investees	—	—	—	—	(1)	(1)
		Tax benefits from stock options exercised during the period	—	(27)	—	—	—	(27)
		Non-cash income tax expense (benefit)	199	—	16	—	(25)	190
		Other items, net	(6)	—	—	1	(1)	(6)

		Total other adjustments	$286	$(27)	$16	$1	$(24)	$252

			Twelve Months Ended September 24, 2006
				Estimated				Total
			QUALCOMM	Share-Based	Tax	In-Process		QUALCOMM
			Pro Forma	Compensation	Items	R&D	QSI	(GAAP)
(a	)	Other adjustments are comprised of:
		Depreciation and amortization	$263	$—	$—	$—	$9	$272
		Losses on derivative instruments	29	—	—	—	—	29
		Other-than-temporary losses on marketable securities and other investments	20	—	—	—	4	24
		Equity in losses of investees	—	—	—	—	29	29
		Tax benefits from stock options exercised during the period	—	(403)	—	—	—	(403)
		Non-cash income tax expense (benefit)	830	—	(40)	—	(101)	689
		Other items, net	(51)	—	—	22	1	(28)

		Total other adjustments	$1,091	$(403)	$(40)	$22	$(58)	$612

RECONCILIATION OF PRIOR YEAR PRO FORMA FREE CASH FLOW
TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(In millions)
(Unaudited)

	Three Months Ended September 25, 2005
			Total
	QUALCOMM		QUALCOMM
	Pro forma	QSI	(GAAP)
Net cash provided by operating activities	$964	$(19)	$945
Capital expenditures	(126)	(12)	(138)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$838	$(31)	$807

	Twelve Months Ended September 25, 2005
			Total
	QUALCOMM		QUALCOMM
	Pro Forma	QSI	(GAAP)
Net cash provided by operating activities	$2,722	$(36)	$2,686
Capital expenditures	(482)	(94)	(576)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$2,240	$(130)	$2,110

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 18 of 19
QUALCOMM Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	September 24,	September 25,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,607	$2,070
Marketable securities	4,114	4,478
Accounts receivable, net	700	544
Inventories	250	177
Deferred tax assets	235	343
Other current assets	143	179

Total current assets	7,049	7,791
Marketable securities	4,228	2,133
Property, plant and equipment, net	1,482	1,022
Goodwill	1,230	571
Deferred tax assets	512	444
Other assets	707	518

Total assets	$15,208	$12,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$420	$376
Payroll and other benefits related liabilities	273	196
Unearned revenue	197	163
Other current liabilities	532	335

Total current liabilities	1,422	1,070
Unearned revenue	141	146
Other liabilities	239	144

Total liabilities	1,802	1,360

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at September 24, 2006 and September 25, 2005, respectively	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,652 and 1,640 shares issued and outstanding at September 24, 2006 and September 25, 2005, respectively	—	—
Paid-in capital	7,242	6,753
Retained earnings	6,100	4,328
Accumulated other comprehensive income	64	38

Total stockholders’ equity	13,406	11,119

Total liabilities and stockholders’ equity	$15,208	$12,479

QUALCOMM Announces Fourth Quarter Fiscal 2006 Results	Page 19 of 19
QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	September 24,	September 25,	September 24,	September 25,
	2006	2005	2006	2005
Revenues:
Equipment and services	$1,264	$1,035	$4,776	$3,744
Licensing and royalty fees	735	525	2,750	1,929

Total revenues	1,999	1,560	7,526	5,673

Operating expenses:
Cost of equipment and services revenues	586	441	2,182	1,645
Research and development	411	271	1,538	1,011
Selling, general and administrative	321	178	1,116	631

Total operating expenses	1,318	890	4,836	3,287

Operating income	681	670	2,690	2,386

Investment income, net	129	116	466	423

Income before income taxes	810	786	3,156	2,809
Income tax expense	(196)	(248)	(686)	(666)

Net income	$614	$538	$2,470	$2,143

Basic earnings per common share	$0.37	$0.33	$1.49	$1.31

Diluted earnings per common share	$0.36	$0.32	$1.44	$1.27

Shares used in per share calculations:
Basic	1,652	1,634	1,659	1,638

Diluted	1,693	1,686	1,711	1,694

Dividends per share paid	$0.12	$0.07	$0.42	$0.32

Dividends per share announced	$0.12	$0.07	$0.42	$0.32